POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Norman L. Milliard and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) a Registration Statement on Form S-3 of Accent Color Sciences, Inc. respecting the registration of shares of Common Stock of certain stockholders of Accent Color Sciences, Inc. and to file such Registration Statement and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of January, 1998.




/s/ Richard J. Coburn              /s/ Richard Hodgson
Richard J. Coburn                  Richard Hodgson



/s/ Norman L. Milliard             /s/ Robert H. Steele
Norman L. Milliard                 Robert H. Steele




/s/ Willard F. Pinney, Jr.
Willard F. Pinney, Jr.